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Exhibit 99.3

Board of Directors
Anthem, Inc.
120 Monument Circle
Indianapolis, IN 46204

Re:	Registration Statement on Form S-4 of Anthem, Inc. (File No. 333-[ ])

Ladies and Gentlemen:

        Reference is made to our opinion letter, dated April 28, 2002, with respect to the fairness from a financial point of view to Anthem, Inc. ("Anthem" or the "Company") of the Merger Consideration (as defined therein) to be paid for each outstanding share of the Class A Common Stock, par value $0.01 per share, of Trigon Healthcare, Inc. ("Trigon") pursuant to the Agreement and Plan of Merger, dated as of April 28, 2002, among Anthem, AI Sub Acquisition Corp., a wholly-owned subsidiary of Anthem, and Trigon.

        The foregoing opinion letter is provided for the information and assistance of the board of directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

        In that regard, we hereby consent to the reference to our opinion under the captions "Summary—Opinion of Anthem's Financial Advisor," "The Merger—Background of the Merger," "The Merger—Anthem's Reasons for the Merger; Recommendation of Anthem's Board of Directors" and "The Merger—Opinion of Anthem's Financial Advisor—Goldman, Sachs & Co." and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

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  Exhibit 99.3